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                                                                    EXHIBIT 10.2


                            ATMOS ENERGY CORPORATION
                      ANNUAL INCENTIVE PLAN FOR MANAGEMENT
                   (AS AMENDED AND RESTATED FEBRUARY 14, 2002)

         The Atmos Energy Corporation Annual Incentive Plan for Management (hereinafter called the "Plan") was adopted by the Board of Directors of Atmos Energy Corporation, a Texas and Virginia corporation (hereinafter called the "Company"), on August 12, 1998 to be effective October 1, 1998 and was approved by the Company's shareholders on February 10, 1999. An amendment to the Plan was approved by the Board of Directors on August 8, 2001, which amendment was approved by the Company's shareholders on February 13, 2002.

                                    ARTICLE 1

                                     PURPOSE

         The Plan is intended to provide the Company a means by which it can engender and sustain a sense of personal commitment on the part of its executives and senior managers in the continued growth, development, and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to executives and senior managers annual incentive compensation on the terms and conditions established herein.

                                    ARTICLE 2

                                   DEFINITIONS

         For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "Annual Incentive Award" or "Award" means the compensation payable under this Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and limitations established by the Committee and Plan.

         2.2 "Board" means the Board of Directors of the Company.

         2.3 "Bonus Stock" or "Bonus Shares" means shares of Common Stock of the Company awarded to a Participant as permitted and pursuant to the terms of the Long Term Incentive Plan.

         2.4 (a) "Change in Control" of the Company shall be deemed to have occurred if:

                  (i) Any "Person" (as defined in Section 2.4(b)(i) below), other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by


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         the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Section 2.4(b)(ii) below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 33-1/3% or more of the combined voting power of the Company's then outstanding securities, or 33-1/3% or more of the then outstanding common stock of the Company, excluding any Person who becomes such a beneficial owner in connection with a transaction described in subparagraph (iii)(A) below.

                  (ii) During any period of two consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board of Directors of the Company and any "new director" (as defined in Section 2.4(b)(iii) below) cease for any reason to constitute a majority of the Board of Directors.

                  (iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:

                           (A) the merger or consolidation would result in the
                  voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                           (B) the merger or consolidation is effected to
                  implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly, or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 60% or more of the combined voting power of the Company's then outstanding securities;

                  (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         (b) Definitions. For purposes of Section 2.4(a) above,

                  (i) "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act") as modified and used in Sections 13(d) and 14(d) of the 1934 Act.


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                  (ii) "Beneficial owner" shall have the meaning provided in
         Rule 13d-3 under the 1934 Act.

                  (iii) "New director" shall mean an individual whose election by the Company's Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Period or whose election or nomination for election was previously so approved or recommended. However, "new director" shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of the Company.

                  (iv) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

         2.6 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

         2.7 "Common Stock" or "Common Shares" means the Common Stock of the Company, with no par value (stated value of $.005 per share), or such other security or right or instrument into which such common stock may be changed or converted in the future.

         2.8 "Company" means Atmos Energy Corporation, a Texas and Virginia corporation, and any successor entity.

         2.9 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, or who the Committee believes will be such a covered employee for a Performance Period, and who the Committee believes may have remuneration in excess of $1,000,000 for the Performance Period, as provided in
Section 162(m) of the Code.

         2.10 "Date of Conversion" means the date on which the Committee determines and approves Awards; this is also the effective Date of Conversion for Restricted Stock or Restricted Shares, and for Stock Options.

         2.11 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company and any Subsidiary of the Company.

         2.12 "Executive Nonqualified Deferred Compensation Plan" is the Atmos Energy Corporation Executive Nonqualified Deferred Compensation Plan, as amended from time to time.

         2.13 "Fair Market Value" of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Board may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.


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         2.14 "Long-Term Incentive Plan" is the Atmos Energy Corporation 1998
Long-Term Incentive Compensation Plan, as amended from time to time.

         2.15 "Participant" means an Employee who is selected by the Committee to participate in the Plan.

         2.16 "Performance Criteria" or "Performance Goals" or "Performance Measures" mean the objectives established by the Committee for the Performance Period pursuant to Article V hereof, for the purpose of determining Awards under the Plan.

         2.17 "Performance Period" means the consecutive 12 month period that constitutes the Company's fiscal year.

         2.18 "Plan" means the Atmos Energy Corporation Annual Incentive Plan for Management, dated effective October 1, 1998, as amended from time to time.

         2.19 "Restricted Stock" or "Restricted Shares" means shares of Common Stock of the Company contingently granted to a Participant as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

         2.20 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

         2.21 "Stock Option" or "Option" means an option to purchase Common Shares of the Company as permitted and pursuant to the terms and provisions of the Long-Term Incentive Plan.

         2.22 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

         2.23 "Termination of Service" occurs when a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason.

                                    ARTICLE 3

                                 ADMINISTRATION

           The Plan shall be administered by the Human Resources Committee of the Board unless otherwise determined by the Board. If said Human Resources Committee does not so serve, the Committee shall consist of not fewer than two persons; any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.


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         All actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Non-employee Directors and who are "outside directors" under Section 162(m). The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be made. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and
(iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to make Awards hereunder that are no longer subject to such restrictions.

                                    ARTICLE 4

                                   ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer) is eligible to participate in the Plan. The Committee, upon its own action, may make, but shall not be required to make, an Award to any Employee. Awards may be made by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) may be made by the Committee selectively among Employees who receive, or are eligible to receive, Awards under the Plan. An Employee must be a Participant in the Plan for a minimum of six months during the Plan Year to be eligible for an Award for that Plan Year.

                                    ARTICLE 5

                        PERFORMANCE GOALS AND MEASUREMENT

         5.1 Performance Goals Establishment. Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

         5.2 Awards. Awards shall be made annually in accordance with actual performance compared to the Performance Goals previously established by the Committee for the Performance Period.


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         5.3 Performance Goals. Performance Goals relating to Covered
Participants for a Performance Period shall be established by the Committee in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Plan Year, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for either the Company or any of its Subsidiary organizations:

                  (a) Total shareholder return

                  (b) Return on assets, equity, capital, or investment

                  (c) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income

                  (d) Cash flow and cash flow return on investment

                  (e) Economic value added and economic profit

                  (f) Growth in earnings per share

                  (g) Levels of operating expense or other expense items as
                      reported on the income statement, including operating and maintenance expense

                  (h) Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein.

         5.4 Adjustments for Extraordinary Items. The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items,
(ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

         5.5 Determination of Awards. The Award and payment of any Award under this Plan to a Covered Participant with respect to the Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

                                    ARTICLE 6

                                     AWARDS

         6.1 Timing of Awards. At the first meeting of the Committee after the completion of the Performance Period, the Committee shall review the prior year's performance in relation to the Performance Goals. The first meeting of the Committee shall occur within 60 days following the completion of the Performance Period.

         6.2 Form of Awards. Awards are paid in cash or, at the Committee's discretion, in whole or in part, in stock options. The value of any stock options paid in lieu of a cash Award will be determined as set forth in Section 6.2(d) below. Such stock options will be granted


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pursuant to the Long-Term Incentive Plan. In addition, if and as the Committee so permits and depending upon the Participant's voluntary election prior to the commencement of the Performance Period, the Participant may elect to convert any Award paid to him in cash in 25 percent increments, in whole or part, into the following forms:

                  (a) Deferred Compensation. The Participant may elect to defer receipt of all or a portion of the Award under provisions of the Executive Nonqualified Deferred Compensation Plan.

                  (b) Bonus Stock. The Participant may elect to convert all or a portion of the Award to Bonus Shares, with the value of the Bonus Shares (based on the Fair Market Value of such Bonus Shares as of the Date of Conversion) being equal to 110% of the amount of the Award. Such Bonus Shares shall be unrestricted and shall be granted pursuant to the Long-Term Incentive Plan.

                  (c) Restricted Stock Awards. The Participant may elect to convert all or a portion of the Award to Company Restricted Shares, with the value of the Restricted Shares (based on the Fair Market Value of such Restricted Shares as of the Date of Conversion) being equal to 150% of the amount of the Award. Such Restricted Stock will have a restriction period of not less than 3 years from the Date of Conversion. These Restricted Shares will be granted pursuant to the Long-Term Incentive Plan.

                  (d) Non Qualified Stock Options. The Participant may elect to convert all or a portion of the Award to Stock Options, with the value of the Stock Options (determined on the Date of Conversion using the Black-Scholes option pricing model) being equal to 250% of the amount of the Award. The term of the Stock Option shall not be greater than 10 years, and the Stock Option will not be fully vested until 3 years have passed from the Date of Conversion. All Stock Options shall be granted at 100 percent of the Common Stock's Fair Market Value on the Date of Conversion. These Stock Options will be granted pursuant to the Long-Term Incentive Plan.

         6.3 Maximum Awards. The maximum cash Award that may be made to a Covered Participant under the Plan for any Performance Period shall be $1.0 million.

                                    ARTICLE 7

                                WITHHOLDING TAXES

         The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld with respect to such payments.

                                    ARTICLE 8

                   NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS


         No Employee shall have any claim or right to be made an Award, and the making of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Subsidiaries. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the

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Performance Period and was actively employed for the full term of the
Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time the Committee makes Awards under the Plan.

                                    ARTICLE 9

                                CHANGE IN CONTROL

         Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards for the Performance Period in which the Change in Control occurs shall be deemed earned at the maximum Performance Goal level, and the Company shall make a payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award. The making of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

                                   ARTICLE 10

               AMENDMENT, MODIFICATION, SUSPENSION, OR TERMINATION

         Subject to the limitations set forth in the Article 10, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Awards under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

                                   ARTICLE 11

                                  GOVERNING LAW

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

                                   ARTICLE 12

                             SUCCESSORS AND ASSIGNS

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company's obligation under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.


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                                   ARTICLE 13

                                 EFFECTIVE DATE

         This Plan shall be effective as of October 1, 1998. Subject to earlier termination pursuant to Article 10, the Plan shall have a term of five years from its effective date. As of August 8, 2001, the Board authorized extension of the term of the Plan for an additional three year period, or until September 30, 2006, which extension was approved by the Company's shareholders on February 13, 2002. After termination of the Plan, no future Awards may be made.

                                   ARTICLE 14

                                 INTERPRETATION

         The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.

                                   ARTICLE 15

                                 INDEMNIFICATION

         No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.


                                    * * * * *


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of February 14, 2002 by its President.


                                           ATMOS ENERGY CORPORATION



                                           By:  /s/ ROBERT W. BEST
                                                ------------------
                                                Robert  W. Best
                                                Chairman of the Board, President
                                                and Chief Executive Officer

Attest:


/s/ SHIRLEY A. HINES
--------------------
Shirley A. Hines
Secretary



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